UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               Temple-Inland Inc.
             (Exact Name of Registrant as Specified in Its Charter)

       Delaware                                                       75-1903917
(State of Incorporation                                           (I.R.S. Employer
 or Organization)                                                Identification Number)


1300 MoPac Expressway South, Austin, TX                                  78746
(Address of Principal Executive Offices)                              (Zip Code)



If this form relates to the registration            If this form relates to the registration
of a class of securities pursuant to                of a class of securities pursuant to
Section 12(b) of the Exchange Act                   Section 12(g) of the Exchange Act
and is effective upon filing pursuant               and is effective upon filing pursuant
to General Instruction A.(c), please                to General Instruction A.(d), please
check the following box. [x]                        check the following box. [ ]


Securities Act registration statement file numbers to which this form relates:  333-84120
                                                                                333-84120-01
                                                                                333-84120-02

Securities to be registered pursuant to Section 12(b) of the Act:


    Title of Each Class                             Name of Each Exchange on Which
    to be so Registered                             Each Class is to be Registered
    -------------------                             ------------------------------
     Upper DECS(SM)                                     New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act: None

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               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

            The description of the Registrant's Upper DECS to be registered hereunder is incorporated herein by reference to the description included under the captions "Description of the Upper DECS" and "Description of the Senior Notes" in the Prospectus Supplement, dated April 25, 2002, to the
Prospectus dated March 26, 2002, relating to the Upper DECS and forming a part of the Registration Statement on Form S-3, of the Registrant, Temple-Inland Trust I and Temple-Inland Trust II (File Nos. 333-84120,
333-84120-01 and 333-84120-02) (as the same may be amended or supplemented from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration
Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Upper DECS shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits

            The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

Exhibit
Number      Description of Exhibit
------      ----------------------

  1.        Registration Statement on Form S-3 (Registration Nos. 333-84120,
            333-84120-01 and 333-84120-02), as filed with the Securities and Exchange Commission on March 11, 2002 by Temple-Inland Inc.,
            Temple-Inland Trust I and Temple-Inland Trust II, and Amendment
            No. 1 thereto, as filed on March 25, 2002 with the Commission.

  2.        Indenture, dated as of September 1, 1986, between Temple-Inland
            Inc. and JPMorgan Chase Bank (formerly known as The Chase
            Manhattan Bank and Chemical Bank), as Trustee (the "Senior Notes
            Indenture") (incorporated by reference to Exhibit 4.01 to the registration statement on Form S-1 (Registration No. 33-8362), filed with the Commission on August 29, 1986).

  3. First Supplemental Indenture to the Senior Notes Indenture, dated as of April 15, 1988, between Temple-Inland Inc. and JPMorgan
            Chase Bank (formerly known as The Chase Manhattan Bank and
            Chemical Bank), as Trustee (incorporated by reference to Exhibit
            4.02 to the registration statement on Form S-3 (Registration No.
            33-20431), filed with the Commission on March 2, 1988).

  4. Second Supplemental Indenture to the Senior Notes Indenture, dated as of December 27, 1990, between Temple-Inland Inc. and JPMorgan
            Chase Bank (formerly known as The Chase Manhattan Bank and
            Chemical Bank), as Trustee (incorporated by reference to Exhibit
            4.03 to Form 8-K, File No. 1-8634, filed with the Commission on
            December 27, 1990).

  5. Third Supplemental Indenture to the Senior Notes Indenture, dated as of May 9, 1991, between Temple-Inland Inc. and JPMorgan Chase
            Bank (formerly known as The Chase Manhattan Bank and Chemical
            Bank), as Trustee (incorporated by reference to Exhibit 4 to Form
            10-Q, File No. 1-8634, filed with the Commission on August 7, 1991).

  6.        Purchase Contract Agreement (including form of Upper DECS
            Certificate and form of Stripped DECS Certificate) dated as of May
            1, 2002, between Temple-Inland Inc. and JPMorgan Chase Bank, as
            Purchase Contract Agent (incorporated by reference to Exhibit 4.2 to Form 8-K, File No. 1-8634, filed with the Commission on May 3,
            2002).

  7.        Pledge Agreement, dated as of May 1, 2002, among Temple-Inland
            Inc., Bank One Trust Company, N.A., as Collateral Agent, Custodial
            Agent and Securities Intermediary and JPMorgan Chase Bank, as
            Purchase Contract Agent (incorporated by reference to Exhibit 4.3 to Form 8-K, File No. 1-8634, filed with the Commission on
            May 3, 2002).

  8. Form of Remarketing Agreement to be entered into among Temple-Inland Inc., JPMorgan Chase Bank, as Purchase Contract
            Agent, and a Remarketing Agent (incorporated by reference to Exhibit 4.4 to Form 8-K, File No. 1-8634, filed with the
            Commission on May 3, 2002).

  9. Officers' Certificate (including Form of Note), with respect to the 6.42% Senior Notes due 2007 (incorporated by reference to Exhibit 4.5 to Form 8-K, File No. 1-8634, filed with the
            Commission on May 3, 2002).




                                  SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:    May 3, 2002


                                     TEMPLE-INLAND INC.


                                   By: /s/ M. Richard Warner
                                       ----------------------------------------
                                       Name:  M. Richard Warner
                                       Title: Vice President and General Counsel